EXHIBIT 10.3

                                     [LOGO]

                   Carey Agri International Poland Sp. z o.o.
                         ul. Lubelska 13, 03-802 Warszawa
                  Phone: (022) 618-50-25 Fax: (022) 618-02-38

                              EMPLOYMENT CONTRACT

Concluded on 10th January 2000
between:
CAREY AGRI INTERNATIONAL POLAND SP. Z O.O., with its registered seat in Warsaw, 13 Lubelska Street, represented by MR. WILLIAM V. CAREY hereinafter referred to as "EMPLOYER" and
MR. NEIL CROOK, residing at W. Kajle; 20, 04-634 Warsaw, hereinafter referred to as "EMPLOYEE"

                                       ss1

The EMPLOYER hires the EMPLOYEE as the CHIEF FINANCIAL OFFICER.

                                       ss2

The agreement herewith is signed for a 3-YEAR PERIOD and can be dissolved by a 6-MONTH NOTICE.

                                      ss3

The range of duties of the employed party is the following but not limited to:
1. Preparing and presenting the reports regarding the:
 - P/L;
 - balance sheet;
 - actual overhead vs. projected overhead;
 - profitability ratios of the Company.
2. Cooperation with the Chief Accountant.
3. Cooperation with the controller in analyzing the overhead costs of Warsaw branch and other branches, as well as all subsidiaries of Carey.
4. All deferred tax work.
5. Preparation of the GAAP reports on a quarterly basis. Cooperation with the Company Management.

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6. Creation of the internal procedures on finances of the Company.
7. Creation of the internal procedures of reporting.

                                       ss4

The employment will begin as of February 7

                                       ss5

Throughout the duration of the contract the EMPLOYEE will be paid as follows:
1. Monthly remuneration of 2,000 USD (BRUTTO) paid in the equivalent of Polish zlotys.
2. The average exchange rate announced on the day of payment by the National Bank of Poland will be used to calculate the equivalent.

                                       ss6

The EMPLOYEE will be entitled to use a Company car in the range of a Ford Mondeo for business purposes.

                                      ss7

The EMPLOYEE is entitled to annual vacation according to the Labor Code provisions.

                                      ss8

All issues not regulated herein shall be settled in accordance with the Polish Labor Code.

                                      ss9

Any modifications of this contract must be made in writing under the penalty of nullity.

                                      ss10

This contract has been made in two identical copies, one for each Party.


      [ILLEGIBLE]                                    [ILLEGIBLE] 10/1/2000
---------------------------                          -----------------------
        Employer                                             Employee

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I declare that I have received a copy of this contract and after acknowledging its substance, I accept the proposed terms of employment and remuneration. Simultaneously, I acknowledge the work regulations presently in force within the firm. I hereby confirm my undertaking to keep confidential all information relating to my Employer and employment and not to convey them to any third party.


       [ILLEGIBLE]                                        [ILLEGIBLE]
-----------------------                            -------------------------
        EMPLOYEE                                   RECIPIENT OF THE STATEMENT

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                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of February 7th, 2000, by and between Central European Distribution Corporation, Inc., a Delaware corporation (the "Company"), and Neil Crook ("Officer").

     WHEREAS, the Company desires to employ the Officer and the Officer desires to be employed by the Company, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

     1. TERM. The employment of the Officer by the Company shall commence on the date of February 7th, 2000 and end three (3) years thereafter (the "Expiration Date").

     2. POSITION AND DUTIES. The Officer shall serve as chief financial officer of the Company. The job description is outlined in the employment contract with the Company's subsidiary, Carey Agri. The Officer shall devote the Officer's reasonable best efforts and substantially full business time to the performance of the Officer's duties and advancement of the business and affairs of the Company and the Subsidiary. Officer acknowledges that it is the intent of the Company that his primary responsibilities shall be in connection with the business of the Subsidiaries.

     3. COMPENSATION.

          5(a). BASE SALARY. The Officer shall be paid an annual base salary (the "Base Salary") at the rate of $39,000 per year.

          5(b). STOCK OPTIONS. As part of the consideration for entering into this Agreement and performing services hereunder, the Company grants stock options for 15,000 shares in yearly blocks of 5,000 shares of common stock per year starting from the employment date of February 7th, 2000. The exercise price for each 5,000 share block shall be according to the following table:

          February 7th, 2000     5,000 shares of common stock
          February 7th, 2001     5,000 shares of common stock
          February 7th, 2002     5,000 shares of common stock

               (i) Each block shall be valid for a period of 48 months from the exercise date and cannot be exercised for a statutory holding period of 12 months from the grant date.

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               (ii) If the employment contract is terminated by either party during any year the options for that year and any future options will be terminated. Any options received in prior years will still be valid.

          5(c). OTHER BENEFITS. The Officer shall be entitled to participate in such plans and to receive such bonuses, incentive compensation and fringe benefits as may be granted or established by the Company from time to time, including the use of an automobile.

          5(d). VACATION; HOLIDAYS. The Officer shall be entitled to all public holidays observed by the Subsidiary and vacation in accordance with the applicable vacation policies for senior officers of the Company, which shall be taken at a reasonable time or times.

     6. EXPENSES. The Company and the Subsidiary shall reimburse the Officer for all reasonable expenses incurred by the Officer (in accordance with the policies and procedures in effect for senior officers of the Company and the Subsidiaries) in connection with the Officer's services under this Agreement. The Officer shall account to the Company or the Subsidiary, as the case may be, for such expenses in accordance with policies and procedures established by the Company or Subsidiary.

     7. CONFIDENTIAL INFORMATION. The Officer covenants and agrees that the Officer will not ever, without the prior written consent of the Board or a person authorized by the Board, publish or disclose to any unaffiliated third party or use for the Officer's personal benefit or advantage any confidential information with respect to any of the Company's or Subsidiaries' products, services, subscribers, suppliers, marketing techniques, methods or future plans disclosed to the Officer as a result of the Officer's employment with the Company, to the extent such information has heretofore remained confidential (except for unauthorized disclosures) and except as otherwise ordered by a court of competent jurisdiction.

     8. NON-COMPETITION. The Officer covenants and agrees that the Officer will not, during the Officer's employment hereunder and for a period of one (1) year thereafter (to the extent permitted by law), at any time and in any state or other jurisdiction in which the Company or Subsidiary is engaged or has reasonably firm plans to engage in business, (i) compete with the Company or any Subsidiaries on behalf of the Officer or any third party; (ii) participate as a director, agent, representative, stockholder or partner or have any direct or indirect financial interest in any enterprise which engages in the alcohol product distribution business or any other business in which the Company or Subsidiaries are engaged; or (iii) participate as an employee or officer in any enterprise in which the Officer's responsibility relates to alcohol product distribution business or any other business in which the Company or Subsidiaries are engaged

     9. TERMINATION OF EMPLOYMENT.

          9(a). DEATH. The Officer's employment hereunder shall terminate upon the Officer's death.

          9(b). BY THE COMPANY. The Company may terminate the Officer's employment hereunder under the following circumstances with 180 days notice unless there has been a material breach of the Agreement.

          (i). If the Officer shall have been unable to perform all of the Officer's duties hereunder by reason of illness, physical or mental disability or other similar incapacity, which inability shall continue for more than three
(3) consecutive months, the Company may terminate the Officer's employment hereunder.

          9(c). BY THE OFFICER. The Officer may terminate the Officer's employment hereunder for "Good Reason" with 180 days notice. For purposes of this Agreement, "Good Reason" shall mean (i) the Company's failure to perform or observe any of the material terms or provisions of this Agreement, and the continued failure of the Company to cure such default within thirty (30) days after written demand for performances has been given to the Company by the Executive, which demand shall describe specifically the nature of such alleged failure to perform or observe such material terms or provisions; or (ii) a material reduction in the scope of the Officer's responsibilities and duties. The termination notice is 180 days.